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                                                                    EXHIBIT 4.4

                    AMENDMENT NUMBER ONE TO RIGHTS AGREEMENT


         AMENDMENT NUMBER ONE, dated as of March 1, 1999, to the Rights Agreement dated as of July 9, 1998 (the "Rights Agreement") between Thomas Group, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H

         WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Section 1(q) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

         "(q) `Exempt Person' shall mean Mr. Dorsey R. Gardner or his Affiliates, so long as Mr. Gardner does not purchase or otherwise become (as a result of actions taken by Mr. Gardner or his Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock (in addition to those beneficially owned by Mr. Gardner and his Affiliates and Associates on March 1, 1999) constituting 1% or more of the then outstanding shares of Common Stock."

         SECTION 2. Summary of Rights to Purchase Preferred Stock. The Summary of Rights to Purchase Preferred Stock included in Exhibit 2 to the Rights Agreement is hereby amended by:

         (a) inserting the words "(other than Philip R. Thomas or Dorsey R. Gardner)" after the word "person" in the second sentence of the second paragraph thereof;

         (b) replacing the word "has" in the first sentence of the sixteenth paragraph thereof with the words "and a copy of Amendment Number One thereto have";

         (c) deleting the words "as an Exhibit to a Registration Statement on Form 8-A filed on July 16, 1998" from the first sentence of the sixteenth paragraph thereof;

         (d) inserting the words "as amended" after the words "Rights Agreement" in the second sentence of the sixteenth paragraph thereof; and

         (e) inserting the words "as amended" after the words "Rights Agreement" in the third sentence of the sixteenth paragraph thereof.

         SECTION 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.




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         SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts and such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 5. Effectiveness. This Amendment is effective as of March 1, 1999.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                      THOMAS GROUP, INC.


By:                                          By:
   --------------------------                   -------------------------------
   Name:                                        Name:
        ---------------------                        --------------------------
   Title:                                       Title:
         --------------------                         -------------------------



                                             HARRIS TRUST AND SAVINGS BANK


By:                                          By:
   --------------------------                   -------------------------------
   Name:                                        Name:
        ---------------------                        --------------------------
   Title:                                       Title:
         --------------------                         -------------------------





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